EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

•

Total contract drilling revenues were $792 million (total adjusted contract drilling revenues of $839 million), compared with  $784 million in the third quarter of 2019 (total adjusted contract drilling revenues of $832 million);

•	Revenue efficiency(1) was 96.2%, compared with 97.0% in the prior quarter;
•	Operating and maintenance expense was $575 million, compared with $547 million in the previous quarter;
•

Net loss attributable to controlling interest was $51 million, $0.08 per diluted share, compared with net loss attributable to controlling interest of $825 million, $1.35 per diluted share, in the third quarter of 2019;

•

Adjusted net loss was $263 million, $0.43 per diluted share, excluding $212 million of net favorable items. This compares with adjusted net loss of $234 million, $0.38 per diluted share, in the prior quarter;

•	Adjusted EBITDA was $223 million, compared with adjusted EBITDA of $245 million in the prior quarter; and
•	Contract backlog was $10.2 billion as of the February 2020 Fleet Status Report.

STEINHAUSEN, Switzerland—February 17, 2020—Transocean Ltd. (NYSE: RIG) today reported net loss attributable to controlling interest of $51 million, $0.08 per diluted share, for the three months ended December 31, 2019.

Fourth quarter 2019 results included net favorable items of $212 million, or $0.35 per diluted share, as follows:

•	$132 million, $0.22 per diluted share, gain on termination of construction contracts,
•	$110 million, $0.18 per diluted share, related to discrete tax items; and
•	$2 million, gain on disposal of assets.

These favorable items were partially offset by:

•	$25 million, $0.04 per diluted share, loss on impairment of assets,
•	$5 million, $0.01 per diluted share, in acquisition and restructuring costs; and
•	$2 million, loss on retirement of debt.

After consideration of these net favorable items, fourth quarter 2019 adjusted net loss was $263 million, or $0.43 per diluted share.

Contract drilling revenues for the three months ended December 31, 2019,  increased sequentially by $8 million, primarily due to rig reactivations, including of the ultra‑deepwater floaters Deepwater Mykonos and Deepwater Corcovado. The quarter was also favorably impacted by higher utilization on the rest of the company’s ultra‑deepwater fleet and a full quarter of revenues from the newbuild harsh environment floater Transocean Norge. These increases were partially offset by lower reimbursable revenue and lower revenue efficiency.

Fourth quarter 2019 results reflected a non-cash revenue reduction of $47 million, compared to $48 million in the third quarter, from contract intangible amortization associated with the Songa and Ocean Rig acquisitions.

Operating and maintenance expense was $575 million, compared with $547 million in the prior quarter. The sequential increase was the result of a full quarter of operations from the harsh environment floater Transocean Norge and higher concentration of maintenance expenses in the fourth quarter related to our capital spares program and in service fleet. This was partially offset by lower expenses reimbursed by our customers.

General and administrative expense was $54 million, up from $45 million in the third quarter of 2019. The increase was primarily due to legal,  professional and advisory fees.

Interest expense, net of amounts capitalized, was $160 million, compared with $166 million in the prior quarter and capitalized interest was $10 million, unchanged from the prior quarter. Interest income was $10 million, compared with $11 million in the previous quarter.

The Effective Tax Rate(2) was 30.3%,  up from (6.9)% in the prior quarter.  The increase was primarily due to releases of unrecognized tax benefits. The Effective Tax Rate excluding discrete items was (47.2)% compared to (37.5)% in previous quarter.

Cash flows provided by operating activities were $147 million, compared to $91 million in the prior quarter. The fourth quarter increase was primarily due to increased cash received from our unconsolidated affiliates for delivery and mobilization of Transocean Norge.

Fourth quarter 2019 capital expenditures of  $128 million were related to the company’s maintenance capital which includes the reactivation of Deepwater Corcovado and Deepwater Mykonos and our newbuild drillships under construction. This compares with $121 million in the previous quarter.

“I would like to recognize, and thank, the entire Transocean team for once again delivering solid operating and financial results in the fourth quarter,” said President and Chief Executive Officer Jeremy Thigpen. “As utilization across our floating fleet improved for the first time in over five years, and dayrates for high‑specification ultra‑deepwater assets increased 75% over the course of the year, we believe that 2019 marked the beginning of the much-anticipated recovery in the offshore drilling industry.”

Thigpen added, “As a direct result of our strong performance in 2019, we generated almost $1 billion in adjusted EBITDA, which, when combined with the multiple financing transactions consummated throughout the year, further bolstered our liquidity position. This liquidity, coupled with our industry‑leading $10.2 billion backlog, provides us the financial stability to continue to invest in our people, the maintenance of our assets, and new technologies that will further differentiate us in the eyes of our customers and shareholders.”

“Looking forward, we are mindful of the risks COVID-19 presents to near-term oil demand, but believe that improving longer-term market fundamentals, along with an increasing list of opportunities, bodes well for a year-over-year increase in contracting activity, utilization and day-rates.”

Full Year 2019

For the year ended December 31, 2019, net loss attributable to controlling interest totaled $1.3 billion, or $2.05 per diluted share. Full year results included $368 million, or $0.60 per diluted share, net of unfavorable items listed as follows:

•	$609 million, $0.99 per diluted share, loss on impairment, primarily for three floaters previously announced for retirement,
•	$41 million, $0.07 per diluted share, loss on retirement of debt,
•	$6 million, $0.01 per diluted share, in acquisition costs and restructuring; and
•	$5 million, $0.01 per diluted share, loss on disposal of assets.

These unfavorable items were partially offset by:

•	$150 million, $0.24 per diluted share, related to discrete tax items,
•	$132 million, $0.22 per diluted share, gain on termination of construction contracts; and
•	$11 million, $0.02 per diluted share, gain on bargain purchase.

After consideration of these net unfavorable items, adjusted net loss for 2019 was $887 million, or $1.45 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 45 mobile offshore drilling units consisting of 28 ultra-deepwater floaters, 14 harsh environment floaters and three midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Tuesday,  February 18, 2020, to discuss the results. To participate, dial +1 334-777-6978 and refer to conference code 5581050 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST,  6 p.m. CET, on February 18, 2020. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 5581050 and pin 3332. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release,  the ability to successfully integrate the Transocean and Ocean Rig businesses, the success of our business following the acquisition of Ocean Rig UDW Inc. (“Ocean Rig”) and Songa Offshore SE (“Songa”),  and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2018, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2019	2018	2017

Contract drilling revenues	$3,088	$3,018	$2,731
Other revenues	—	—	242
	3,088	3,018	2,973
Costs and expenses
Operating and maintenance	2,140	1,799	1,389
Depreciation and amortization	855	818	832
General and administrative	193	188	156
	3,188	2,805	2,377
Loss on impairment	(609)	(1,464)	(1,498)
Loss on disposal of assets, net	(12)	—	(1,603)
Operating loss	(721)	(1,251)	(2,505)

Other income (expense), net
Interest income	43	53	43
Interest expense, net of amounts capitalized	(660)	(620)	(491)
Loss on retirement of debt	(41)	(3)	(55)
Other, net	181	46	5
	(477)	(524)	(498)
Loss before income tax expense	(1,198)	(1,775)	(3,003)
Income tax expense	59	228	94

Net loss	(1,257)	(2,003)	(3,097)
Net income (loss) attributable to noncontrolling interest	(2)	(7)	30
Net loss attributable to controlling interest	$(1,255)	$(1,996)	$(3,127)

Loss per share
Basic	$(2.05)	$(4.27)	$(8.00)
Diluted	$(2.05)	$(4.27)	$(8.00)

Weighted-average shares outstanding
Basic	612	468	391
Diluted	612	468	391

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2019	2018

Assets
Cash and cash equivalents	$1,790	$2,160
Accounts receivable, net	654	604
Materials and supplies, net	479	474
Restricted cash accounts and investments	558	551
Other current assets	159	159
Total current assets	3,640	3,948

Property and equipment	24,281	25,811
Less accumulated depreciation	(5,434)	(5,403)
Property and equipment, net	18,847	20,408
Contract intangible assets	608	795
Deferred income taxes, net	20	66
Other assets	990	448
Total assets	$24,105	$25,665

Liabilities and equity
Accounts payable	$311	$269
Accrued income taxes	64	70
Debt due within one year	568	373
Other current liabilities	781	746
Total current liabilities	1,724	1,458

Long-term debt	8,693	9,605
Deferred income taxes, net	266	64
Other long-term liabilities	1,555	1,424
Total long-term liabilities	10,514	11,093

Commitments and contingencies

Shares, CHF 0.10 par value, 639,674,422 authorized, 142,365,398 conditionally authorized, 617,970,525 issued and 611,871,374 outstanding at December 31, 2019, and 638,285,574 authorized, 143,754,246 conditionally
authorized, 610,581,677 issued and 609,649,291 outstanding at December 31, 2018	59	59
Additional paid-in capital	13,424	13,394
Accumulated deficit	(1,297)	(67)
Accumulated other comprehensive loss	(324)	(279)
Total controlling interest shareholders’ equity	11,862	13,107
Noncontrolling interest	5	7
Total equity	11,867	13,114
Total liabilities and equity	$24,105	$25,665

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2019	2018	2017

Cash flows from operating activities
Net loss	$(1,257)	$(2,003)	$(3,097)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	187	112	—
Depreciation and amortization	855	818	832
Share-based compensation expense	37	45	41
Loss on impairment	609	1,464	1,498
Loss on disposal of assets, net	12	—	1,603
Loss on retirement of debt	41	3	55
Gain on termination of construction contracts	(132)	—	—
Deferred income tax expense (benefit)	248	(16)	89
Other, net	41	6	55
Changes in deferred revenues, net	43	(139)	33
Changes in deferred costs, net	(33)	34	54
Changes in other operating assets and liabilities, net	(311)	234	7
Net cash provided by operating activities	340	558	1,170

Cash flows from investing activities
Capital expenditures	(387)	(184)	(497)
Proceeds from disposal of assets, net	70	43	350
Investments in unconsolidated affiliates	(77)	(107)	—
Cash paid in business combinations, net of cash acquired	—	(883)	—
Proceeds from maturities of unrestricted and restricted investments	123	507	—
Deposits to unrestricted investments	—	(173)	(450)
Other, net	3	—	10
Net cash used in investing activities	(268)	(797)	(587)

Cash flows from financing activities
Proceeds from issuance of debt, net of discounts and issue costs	1,056	2,054	1,144
Repayments of debt	(1,325)	(2,105)	(2,284)
Proceeds from investments restricted for financing activities	—	26	102
Payments to terminate derivative instruments	—	(92)	—
Other, net	(43)	(30)	(3)
Net cash used in financing activities	(312)	(147)	(1,041)

Net decrease in unrestricted and restricted cash and cash equivalents	(240)	(386)	(458)
Unrestricted and restricted cash and cash equivalents, beginning of period	2,589	2,975	3,433
Unrestricted and restricted cash and cash equivalents, end of period	$2,349	$2,589	$2,975

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Contract Drilling Revenues (in millions)	2019	2019	2018	2019	2018
Contract drilling revenues
Ultra-deepwater floaters	$502	$494	$457	$1,957	$1,787
Harsh environment floaters	278	281	253	1,068	974
Deepwater floaters	—	—	18	8	124
Midwater floaters	12	9	17	55	75
High-specification jackups	—	—	3	—	58
Total contract drilling revenues	$792	$784	$748	$3,088	$3,018

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Average Daily Revenue (1)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	$336,800	$339,400	$337,100	$337,900	$356,700
Harsh environment floaters	307,700	298,300	290,500	298,500	296,400
Deepwater floaters	—	—	154,500	—	186,700
Midwater floaters	119,400	106,200	90,800	118,400	99,900
High-specification jackups	—	—	314,300	—	152,900
Total drilling fleet	$317,700	314,500	$293,100	$313,400	$296,200

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Utilization (2)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	56%	51%	54%	51%	48%
Harsh environment floaters	76%	79%	82%	78%	82%
Deepwater floaters	—%	—%	67%	—%	93%
Midwater floaters	33%	33%	50%	37%	41%
High-specification jackups	—%	—%	100%	—%	97%
Total drilling fleet	61%	58%	62%	58%	59%

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Revenue Efficiency (3)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	98%	98%	99%	99%	96%
Harsh environment floaters	94%	96%	91%	95%	94%
Deepwater floaters	—%	—%	91%	—%	94%
Midwater floaters	91%	79%	96%	99%	98%
High-specification jackups	—%	—%	100%	—%	100%
Total drilling fleet	96%	97%	96%	97%	95%

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(1,255)	$(51)	$(1,204)	$(825)	$(379)	$(208)	$(171)
Acquisition and restructuring costs	6	5	1	—	1	1	—
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on terminated construction contracts	(132)	(132)	—	—	—	—	—
Loss on retirement of debt	41	2	39	12	27	9	18
Discrete tax items and other, net	(150)	(110)	(40)	(10)	(30)	(5)	(25)
Net loss, as adjusted	$(887)	$(263)	$(624)	$(234)	$(390)	$(209)	$(181)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(2.05)	$(0.08)	$(1.97)	$(1.35)	$(0.62)	$(0.34)	$(0.28)
Acquisition and restructuring costs	0.01	0.01	—	—	—	—	—
Gain on bargain purchase	(0.02)	—	(0.02)	—	(0.02)	(0.01)	—
Loss on impairment of assets	0.99	0.04	0.97	0.96	—	—	—
(Gain) loss on disposal of assets, net	0.01	—	0.01	0.01	—	—	—
Gain on terminated construction contracts	(0.22)	(0.22)	—	—	—	—	—
Loss on retirement of debt	0.07	—	0.06	0.02	0.05	0.01	0.03
Discrete tax items and other, net	(0.24)	(0.18)	(0.07)	(0.02)	(0.05)	—	(0.05)
Diluted loss per share, as adjusted	$(1.45)	$(0.43)	$(1.02)	$(0.38)	$(0.64)	$(0.34)	$(0.30)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/18	12/31/18	09/30/18	09/30/18	06/30/18	06/30/18	03/31/18
Adjusted Net Income (Loss)
Net loss attributable to controlling interest, as reported	$(1,996)	$(242)	$(1,754)	$(409)	$(1,345)	$(1,135)	$(210)
Acquisition and restructuring costs	34	12	22	4	18	11	7
Gain on bargain purchase	(10)	(10)	—	—	—	—	—
Loss on impairment of goodwill and other assets	1,464	18	1,446	432	1,014	1,014	—
(Gain) loss on disposal of assets, net	(7)	(1)	(6)	1	(7)	(1)	(6)
Loss on retirement of debt	3	—	3	1	2	2	—
Discrete tax items and other, net	143	52	91	1	90	91	(1)
Net income (loss), as adjusted	$(369)	$(171)	$(198)	$30	$(228)	$(18)	$(210)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted loss per share, as reported	$(4.27)	$(0.48)	$(3.86)	$(0.88)	$(2.99)	$(2.46)	$(0.48)
Acquisition and restructuring costs	0.07	0.02	0.05	0.01	0.05	0.03	0.02
Gain on bargain purchase	(0.02)	(0.02)	—	—	—	—	—
Loss on impairment of goodwill and other assets	3.13	0.03	3.18	0.93	2.26	2.19	—
(Gain) loss on disposal of assets, net	(0.01)	—	(0.02)	—	(0.02)	—	(0.02)
Loss on retirement of debt	0.01	—	0.01	—	—	—	—
Discrete tax items and other, net	0.30	0.11	0.20	—	0.20	0.20	—
Diluted earnings (loss) per share, as adjusted	$(0.79)	$(0.34)	$(0.44)	$0.06	$(0.50)	$(0.04)	$(0.48)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19

Contract drilling revenues	$3,088	$792	$2,296	$784	$1,512	$758	$754
Contract intangible amortization	187	47	140	48	92	47	45
Adjusted Contract Drilling Revenues	$3,275	$839	$2,436	$832	$1,604	$805	$799

Net loss	$(1,257)	$(55)	$(1,202)	$(825)	$(377)	$(206)	$(171)
Interest expense, net of interest income	617	150	467	155	312	156	156
Income tax expense (benefit)	59	(24)	83	54	29	37	(8)
Depreciation and amortization	855	207	648	212	436	219	217
Contract intangible amortization	187	47	140	48	92	47	45
EBITDA	461	325	136	(356)	492	253	239

Acquisition and restructuring costs	6	5	1	—	1	1	—
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on retirement of debt	41	2	39	12	27	9	18
Gain on termination of construction contracts	(132)	(132)	—	—	—	—	—
Adjusted EBITDA	$979	$223	$756	$245	$511	$257	$254

EBITDA margin	14%	39%	6%	(43)%	31%	31%	30%
Adjusted EBITDA margin	30%	27%	31%	29%	32%	32%	32%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/18	12/31/18	09/30/18	09/30/18	06/30/18	06/30/18	03/31/18

Contract drilling revenues	$3,018	$748	$2,270	$816	$1,454	$790	$664
Contract intangible amortization	112	34	78	29	49	30	19
Contract drilling revenues before amortization	3,130	782	2,348	845	1,503	820	683
Drilling contract termination fees	(124)	(12)	(112)	(37)	(75)	(37)	(38)
Adjusted Contract Drilling Revenues	$3,006	$770	$2,236	$808	$1,428	$783	$645

Net loss	$(2,003)	$(243)	$(1,760)	$(409)	$(1,351)	$(1,139)	$(212)
Interest expense, net of interest income	567	148	419	149	270	135	135
Income tax expense (benefit)	228	110	118	(30)	148	85	63
Depreciation expense	818	204	614	201	413	211	202
Contract intangible amortization	112	34	78	29	49	30	19
EBITDA	(278)	253	(531)	(60)	(471)	(678)	207

Acquisition and restructuring costs	34	12	22	4	18	11	7
Loss on impairment of goodwill and other assets	1,464	18	1,446	432	1,014	1,014	—
Gain on bargain purchase	(10)	(10)	—	—	—	—	—
(Gain) loss on disposal of assets, net	(7)	(1)	(6)	1	(7)	(1)	(6)
Loss on retirement of debt	3	—	3	1	2	2	—
	1,206	272	934	378	556	348	208

Drilling contract termination fees	(124)	(12)	(112)	(37)	(75)	(37)	(38)
Adjusted EBITDA	$1,082	$260	$822	$341	$481	$311	$170

EBITDA margin	(9)%	32%	(23)%	(7)%	(31)%	(83)%	30%
Adjusted EBITDA margin	36%	34%	37%	42%	34%	40%	26%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Loss before income taxes	$(79)	$(771)	$(133)	$(1,198)	$(1,775)
Acquisition and restructuring costs	5	—	12	6	34
Gain on bargain purchase	—	—	(10)	(11)	(10)
Loss on impairment of goodwill and other assets	25	583	18	609	1,464
(Gain) loss on disposal of assets, net	(2)	6	(1)	5	(7)
Gain on terminated construction contracts	(132)	—	—	(132)	—
Loss on retirement of debt	2	12	—	41	3
Adjusted loss before income taxes	$(181)	$(170)	$(114)	$(680)	$(291)

Income tax expense (benefit)	$(24)	$54	$110	$59	$228
Acquisition and restructuring costs	—	—	—	—	—
Gain on bargain purchase	—	—	—	—	—
Loss on impairment of goodwill and other assets	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Gain on terminated construction contracts	—	—	—	—	—
Loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	110	10	(52)	150	(143)
Adjusted income tax expense (2)	$86	$64	$58	$209	$85

Effective Tax Rate (3)	30.3%	(6.9)%	(82.6)%	(4.9)%	(12.8)%

Effective Tax Rate, excluding discrete items (4)	(47.2)%	(37.5)%	(50.5)%	(30.7)%	(29.2)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in
(a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended December 31, 2019 included $30 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.